SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒         Definitive proxy statement
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AeroCentury Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AEROCENTURY CORP.
NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2018

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of AeroCentury Corp. (the "Company"), which will be held at the Hiller Aviation Museum, 601 Skyway Road, San Carlos, California at 12:00 p.m. on May 3, 2018, for the following purposes:

1.             To elect two directors to the Board of Directors;
2.	To approve, in an advisory (non-binding) vote, the Company's executive compensation as disclosed in the accompanying Proxy Statement;
3.	To consider and vote upon a proposal to ratify the selection of BDO USA, LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018; and
4.	To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 1, 2018, as the record date for determining those stockholders who will be entitled to vote at the 2018 Annual Meeting of Stockholders.  The stock transfer books will not be closed between the record date and the date of the meeting.

A quorum comprising the holders of the majority of the issued and outstanding shares of Common Stock of the Company on the record date, excluding shares held by the Company as treasury stock, must be present or represented by proxy for the transaction of business at the Annual Meeting.  Accordingly, it is important that your shares be represented at the 2018 Annual Meeting of Stockholders.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.  Your proxy may be revoked at any time prior to the time it is voted.

If you plan to attend the meeting, please call the Company's Investor Relations Department at (650) 340-1888, so that your name can be placed on the guest list at the Hiller Aviation Museum entrance.  Please read the proxy materials carefully.  Your vote is important, and the Company appreciates your cooperation in considering and acting on the matters presented.

Sincerely yours,

/s/ Michael G. Magnusson
Michael G. Magnusson
President

March 22, 2018
Burlingame, California

PROXY STATEMENT
FOR
2018 ANNUAL MEETING OF STOCKHOLDERS
OF
AEROCENTURY CORP.
TO BE HELD ON MAY 3, 2018

This Proxy Statement and the enclosed proxy card are furnished in connection with the solicitation by the Board of Directors (the "Board") of AEROCENTURY CORP. (the "Company") of proxies to be voted at the 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting" or the "Annual Meeting"), which will be held at 12:00 p.m. on May 3, 2018, at the Hiller Aviation Museum, 601 Skyway Road, San Carlos, California, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2018 Annual Meeting of Stockholders. You do not need to attend the meeting to vote your shares.  Instead, you may simply complete, date, sign and return the attached proxy card.  This Proxy Statement and the proxy card were first mailed to stockholders on or about March 22, 2018.

The Company's 2017 Annual Report was mailed to stockholders concurrently with this Proxy Statement.  The 2017 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

VOTING RIGHTS AND SOLICITATION

Record Date and Required Quorum.  The close of business on March 1, 2018, was the record date for stockholders entitled to notice of, and to vote at, the 2018 Annual Meeting.  As of that date, the Company had 1,416,699 shares of Common Stock, $0.001 par value (the "Common Stock") outstanding.  The presence at the Annual Meeting of a majority of the issued and outstanding shares of Common Stock, or 708,350 shares, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.  All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the 2018 Annual Meeting, and stockholders of record entitled to vote at the Annual Meeting will have one vote for each share of Common Stock so held with regard to each matter to be voted upon.  Your proxy may be revoked at any time prior to the time it is voted.

Voting if you are the Registered Holder of Shares.  If your shares are registered directly in your name with the Company's transfer agent, Continental Stock Transfer & Trust Co., you are considered the "stockholder of record" with respect to these shares and the Company is sending these proxy materials directly to you.  As the stockholder of record, you have the right to grant your voting proxy directly to the Company by completing the enclosed proxy card or to vote in person at the Annual Meeting.  To grant your voting proxy, you should return the enclosed proxy card to the Company.

Voting if you hold shares in a Brokerage or other Nominee Account.  If your shares are held by a broker or by a bank or other nominee (each, a "Record Holder") in a brokerage or other account, then you are considered the "beneficial owner" of shares held "in street name."  Your Record Holder is considered the stockholder of record with respect to those shares and has forwarded these proxy materials to you.  As the beneficial owner of your shares, you have the right to direct your Record Holder on how to vote.  To direct your Record Holder on how to vote your shares, you must follow the procedure explained in the accompanying materials provided by your Record Holder, which procedure generally consists of completing and returning to your Record Holder an instruction card that was sent to you by the Record Holder along with this Proxy Statement. Your Record Holder may also have provided information on how to give voting instructions to the Record Holder by telephone or online through the Internet.  Notwithstanding that your Record Holder will be voting your shares on your behalf and as instructed by you, you may still attend the Annual Meeting.  If you are going to attend the meeting and want to vote your shares directly there rather than have your Record Holder vote your shares, you must obtain a proxy card issued in your name from the Record Holder with respect to your shares.

Effect of Returning the Proxy Card to the Company.  Shares of the Company's Common Stock represented by proxies in the accompanying form that are properly executed and returned to the Company will be voted at the 2018 Annual Meeting in accordance with the instructions of the stockholder of record contained therein.  In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the director candidates as described herein under "Proposal 1: Election of Directors"; FOR approval, in an advisory (non-binding) vote, of the Company's executive compensation as disclosed in this Proxy Statement as described herein under "Proposal 2:  Advisory Vote on Executive Compensation"; and FOR ratification of the selection of BDO USA, LLP as independent registered public accounting firm as described herein under "Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm."

The Company does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement.  If other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment.  Proxies will confer upon the proxy holders discretionary authority to vote upon matters that may properly be raised at the Annual Meeting but are unknown to the Company as of the date hereof.  In addition, the proxies confer upon the proxy holders the authority to adjourn or postpone the Annual Meeting in order to assure that all stockholders who wish to vote on the matters will be able to cast their votes and to act upon the matters incident to the conduct of the meeting.

Revocation of a Previously Submitted Proxy.  Any stockholder of record has the right to revoke his or her proxy at any time before it is voted at the Annual Meeting by: (1) delivering to the Company (to the attention of Toni M. Perazzo, Secretary, 1440 Chapin Avenue, Suite 310, Burlingame, California 94010) a written notice of revocation; or (2) delivering a duly executed proxy or voting instructions bearing a later date than the proxy being revoked (to the attention of Toni M. Perazzo, Secretary, 1440 Chapin Avenue, Suite 310, Burlingame, California 94010) or (3) attending the Annual Meeting and voting in person.

Effect of Broker Non-Votes.  A "broker non-vote" occurs when a Record Holder lacks discretionary voting power to vote on a "non-routine" proposal and the beneficial owner fails to give the Record Holder voting instructions on that matter. Broker non-votes are, in all cases, counted for purposes of determining a quorum for the Annual Meeting.  Under the rules of the New York Stock Exchange, however, the effect of a broker non-vote depends upon whether the broker non-vote occurs with respect to "routine" or "non-routine" matters presented at the Annual Meeting, as discussed below.

Non-Routine Matters Presented at the 2018 Stockholders' Meeting. The election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 2) are considered "non-routine" matters.  If you are a beneficial owner, failure to provide instructions to your Record Holder in the manner directed by your Record Holder will result in your shares not being voted by the Record Holder in connection with these proposals.  Your Record Holder has enclosed or otherwise provided to you a voting instruction card for you to use in directing the Record Holder how to vote your shares.  Your Record Holder may also have provided information regarding how to give voting instructions through the Internet or by telephone.

Routine Matters Presented at the 2018 Stockholders' Meeting.  The ratification of the selection of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal year 2018 is currently considered a "routine" matter, and your Record Holder has the discretionary voting power to vote your shares on this matter even if you fail to return the voting instruction card to your Record Holder.

Stockholder Vote Required to Approve Proposal 1.  The election of directors by stockholders shall be determined by a plurality of the votes cast by the stockholders of record entitled to vote at the election, present in person or represented by proxy. The two candidates receiving the greatest number of affirmative votes of the shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting will be elected, provided a quorum is present.  Abstentions and broker non-votes will not be counted toward a candidate's total.  Because Record Holders who hold shares for a beneficial owner "in street name" do not have discretionary voting authority over such shares in an election of directors, shares held "in street name" will not be voted in this election for a director unless the beneficial owner specifically instructs the Record Holder on how to vote.

Stockholder Vote Required to Approve Proposal 2. The proposal on approval of executive compensation will be approved in a non-binding advisory vote if the votes cast in favor exceed the votes cast against approval. Abstentions and broker non-votes will not be counted as either a vote "For" or "Against" Proposal 2.  Because Record Holders who hold shares "in street name" do not have discretionary voting authority over such shares in such non-routine matters, shares held "in street name" will not be voted on this advisory vote on executive compensation unless the beneficial owner specifically instructs the Record Holder on how to vote.

Stockholder Vote Required to Approve Proposal 3.  Ratification of the Company's selection of independent registered public accounting firm will require the affirmative vote of a majority of the shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting, provided a quorum is present.  As a result, abstentions and broker non-votes will have the same effect as votes against the proposal.  As stated above, a Record Holder that holds shares "in street name" has discretionary voting power to vote on this matter in the absence of instruction from the beneficial owner.

Proxy Solicitation.  The entire cost of soliciting proxies will be borne by the Company.  Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, facsimile or special letter by officers and Company employees for no additional compensation.  Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some Record Holders may be participating in the practice of "householding" proxy statements and annual reports.  This means that only one copy of the proxy statement and annual report may have been sent to multiple stockholders sharing the same household.  The Company will promptly deliver a separate copy of either document to any stockholder requesting such copies who contacts the Company's Investor Relations Department at (650) 340-1888 or by mail to 1440 Chapin Avenue, Suite 310, Burlingame, California 94010.  If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder's household and would like to receive only a single copy of the proxy statement and annual report for a stockholder's household in the future, the stockholder should contact the stockholder's Record Holder, or the Company's Investor Relations Department to request mailing of a single copy of the proxy statement and annual report.

PROPOSAL 1:
ELECTION OF DIRECTORS

Two of the Company's five directors will be elected at the 2018 Annual Meeting.  The Board of Directors has nominated the nominees set forth below.  The proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees for director listed below, unless instructions to the contrary are marked on the proxy.  In the event that a nominee is unable or declines to serve as a director at the time of the 2018 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.  In the event that additional persons are nominated for election as director, the proxy holders intend to vote all proxies received by them for the nominees listed below.  As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is  unable or will decline to serve as a director.  The term of office of a person elected as a director at the Annual Meeting will continue until the 2021 Annual Meeting of Stockholders or until the director's resignation or removal, or a successor has been elected.

Nominees to Board of Directors

Mr. David P. Wilson, age 63.  Mr. Wilson has been a member of the Company's Board of Directors and the Audit Committee since February 2015.  He is Chair of the Company's Compensation Committee.  Mr. Wilson is currently a member of the Board of Directors of Einn Volant Aircraft Leasing LLC. Mr. Wilson retired in 2014 from General Electric Capital Aviation Services (GECAS), where he was most recently a Senior Vice President, concentrating on asset sales and aircraft securitizations to a worldwide investor base. Prior to his 21-year career at GECAS, Mr. Wilson spent 8 years at Citicorp's Equipment Finance and Leasing Division as a product specialist, in aircraft finance marketing, and working on several airline bankruptcies and restructurings.  Prior to joining Citicorp in 1985, he held various financial positions at De Lage Landen (formerly Master Lease Corp.) and Air Products and Chemicals at their headquarters.  Mr. Wilson started his career at Ernst & Ernst in 1977.  He received his Bachelor's Degree in Accounting and Finance from Boston College in 1977 and a MS/MBA in Finance from Drexel University in Philadelphia in 1983.

The Board of Directors concluded that Mr. Wilson should serve as a director of the Company because of his knowledge of the aircraft leasing and finance industry.

Mr. Michael G. Magnusson, age 60.  Since 2016, Mr. Magnusson has been the Company's President, and Managing Director of JetFleet Management Corp. ("JMC"), the management company for AeroCentury Corp.  Prior to joining the Company and JMC, he was a principal of SAL Solutions, an aircraft leasing consulting firm that he co-founded in 2015.  Before that he was with Saab Aircraft, which he joined in 1982 and where he held positions of increasing responsibility culminating in tenure as Chief Executive Officer of the Saab Aircraft Leasing from 2001 until 2015.  Mr. Magnusson received a Master's Degree in Aeronautical Engineering in 1982 from KTH Royal Institute of Technology in Stockholm, Sweden.

The Board of Directors concluded that Mr. Magnusson should serve as a director of the Company because of his knowledge of the aircraft leasing industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is requesting your advisory approval of the compensation of the Company's named executive officers as disclosed in the compensation table and the narrative discussion set forth in this Proxy Statement.  This non-binding advisory vote is commonly referred to as a "say on pay" vote and is required to be conducted pursuant to Section 14A of the Securities Exchange Act of 1934, as amended.  Because the Company receives management services from JetFleet Management Corp. ("JMC"), the Company has no employees and does not pay any compensation to its named executive officers.  Instead, the named executive officers of the Company are compensated in their capacities as employees of JMC.  You are encouraged to carefully review the information concerning compensation paid by JMC to the Company's named executive officers beneath the caption "Executive Compensation" in the section of this Proxy Statement entitled "Information Regarding the Company's Directors and Officers."

The Company asks you to indicate your support for the compensation of the Company's named executive officers as described in this Proxy Statement.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the practices described in this Proxy Statement.  Accordingly, the Company requests that you vote, on an advisory basis, "FOR" the following resolution at the Annual Meeting:

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, is hereby approved."

While the results of this advisory vote are not binding, the Board of Directors will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

The Company currently anticipates that it will conduct a "say on pay" advisory vote every year.  The Company also currently intends to ask stockholders every six years whether the "say on pay" vote should occur every one, two or three years.  The Company currently anticipates that the next advisory vote as to frequency of "say on pay" advisory votes will occur at the 2019 annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3:
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO USA, LLP served as independent registered public accounting firm for the Company for the fiscal year ended December 31, 2017.  The Board of Directors desires that the firm continue in this capacity for the 2018 fiscal year.  Accordingly, a proposal will be presented at the Annual Meeting to ratify the selection by the Board of Directors of BDO USA, LLP as the independent registered public accounting firm to audit the accounts and records of the Company for the fiscal year ending December 31, 2018, and to perform other appropriate services.  In the event that stockholders fail to ratify the selection of BDO USA, LLP, the Board of Directors will reconsider such selection.

A representative of BDO USA, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF BDO USA, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INFORMATION REGARDING AUDITORS
Audit Fees.  The aggregate fees accrued by the Company as payable to BDO USA, LLP (the "Auditor") for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2017, and for the review of the financial statements included in the Company's Forms 10-Q during the 2017 fiscal year were approximately $316,000. During the fiscal year ended December 31, 2017, the Company did not accrue any fees payable to the Auditor for audit-related services or Sarbanes-Oxley internal controls compliance review.

The aggregate fees accrued by the Company as payable to the Auditor for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2016, and for the review of the financial statements included in the Company's Forms 10-Q during the 2016 fiscal year were $295,000.  During the fiscal year ended December 31, 2016, the Company did not accrue any fees payable to the Auditor for audit-related services or Sarbanes-Oxley internal controls compliance review.

Audit-Related Fees.  The Company made no payments to the Auditor for audit-related services in the fiscal years ended December 31, 2016 and 2017.

Tax Fees.  The Company made no payments to the Auditor for tax-related services, including tax planning and preparation of returns, in the fiscal years ended December 31, 2016 and 2017.

All Other Fees.  No other fees were paid to the Auditor in the fiscal years ended December 31, 2016 and 2017.

Audit Committee Approval.  The retainer agreements between the Company and the Auditor containing the terms and conditions and estimated fees to be paid to the Auditor for audit and tax return preparation services were pre-approved by the Audit Committee at the beginning of their respective engagements.  The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the Auditor.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chair when expedition of services is necessary. The Auditor and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the Auditor in accordance with this pre-approval, and the fees for the services performed to date.  None of the services rendered by the Auditor were rendered pursuant to the de minimis exception established by the Securities and Exchange Commission.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC"), nor shall such information be incorporated by reference into any such filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board of Directors of the Company (the "Audit Committee") serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, internal controls, audit process and process for monitoring compliance with laws and regulations.  The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Auditor.  The members of the Audit Committee are independent (as defined in Section 803A of the NYSE American Company Guide).  The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process.  The Company's auditor, BDO USA, LLP (the "Auditor"), is responsible for expressing an opinion on the fairness and conformity of the Company's audited financial statements to accounting principles generally accepted in the United States of America in this context, the Audit Committee hereby reports as follows:

1. The Audit Committee reviewed and discussed the audited financial statements with the Company's management.

2. The Audit Committee discussed with the Auditor the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") auditing standards 1301 - Communications with Audit Committees ("AS 1301").

3. The Audit Committee reviewed and discussed with BDO USA, LLP its judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed pursuant to AS 1301.

4. The Audit Committee reviewed and discussed with the Auditor its independence from the Company and its management.  As part of that review, the Auditor provided the Audit Committee the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

5. Based on the review and discussion referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

The Audit Committee held eight meetings during the fiscal year ended December 31, 2017.

Submitted by the Audit Committee of the Board of Directors:
Roy E. Hahn, Chair
Karen M. Rogge
Evan M. Wallach
David P. Wilson

INFORMATION REGARDING THE COMPANY'S
DIRECTORS AND OFFICERS

Current Board of Directors

When considering whether directors and nominees have the experience, qualifications, attributes, skills, diversity of experience and background, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company's business and structure, the Board of Directors focused primarily on the information discussed in each of the directors' individual biographies set forth below.

The following directors have terms expiring at the Company's 2018 Annual Meeting of Stockholders.

Mr. David P. Wilson, age 63.  Mr. Wilson has been a member of the Company's Board of Directors and the Audit Committee since February 2015.  He is Chair of the Company's Compensation Committee.  Mr. Wilson is currently a member of the Board of Directors of Einn Volant Aircraft Leasing LLC. Mr. Wilson retired in 2014 from General Electric Capital Aviation Services (GECAS), where he was most recently a Senior Vice President, concentrating on asset sales and aircraft securitizations to a worldwide investor base. Prior to his 21-year career at GECAS, Mr. Wilson spent 8 years at Citicorp's Equipment Finance and Leasing Division as a product specialist, in aircraft finance marketing, and working on several airline bankruptcies and restructurings.  Prior to joining Citicorp in 1985, he held various financial positions at De Lage Landen (formerly Master Lease Corp.) and Air Products and Chemicals at their headquarters.  Mr. Wilson started his career at Ernst & Ernst in 1977.  He received his Bachelor's Degree in Accounting and Finance from Boston College in 1977 and a MS/MBA in Finance from Drexel University in Philadelphia in 1983.

The Board of Directors concluded that Mr. Wilson should serve as a director of the Company because of his knowledge of the aircraft leasing and finance industry.

Ms. Karen M. Rogge, age 62. Ms. Rogge has been a member of the Board of Directors and the Audit Committee since June 2017, and the Compensation Committee since November 2017. Ms. Rogge is currently President of the RYN Group LLC, a management consulting business she founded in 2010.  She was Interim Vice President and Chief Financial Officer for Applied Micro Circuits, a global semi-conductor company from August 2015 to January 2016.  Previously, Ms. Rogge was Chief Financial Officer and Senior Vice President of Extreme Networks, a leading network solutions company from 2007-2009.  Prior to that, she was Vice President of Corporate Finance, Treasurer, & Principal Accounting Officer at Seagate Technology. Earlier in her career, she held executive positions at Inktomi and Hewlett Packard.  Ms. Rogge received her Bachelor's degree in Business Administration, with an accounting concentration, from California State University, Fresno in 1976, and an MBA degree from Santa Clara University in 1983.

The Board of Directors concluded that Ms. Rogge should serve as a director of the Company because of her knowledge of financial and accounting principles, mergers and acquisitions, and capital markets.

The following director has a term expiring at the Company's 2019 Annual Meeting of Stockholders:

Mr. Evan M. Wallach, age 63.  Mr. Wallach is President and Chief Executive Officer of Global Airfinance Services, Inc., an aviation consulting business he founded in 1998 and returned to in June 2012.  Mr. Wallach is the Chair of the Board of Directors of the Company, and a member of the Audit Committee, the Compensation Committee, and the Executive Committee.  He has served on the Board since 1997 and was appointed Chair in 2016.  From December 2009 until June 2012, Mr. Wallach was Managing Director, Aviation/Transportation Markets at Jefferies & Company, Inc.  From 2005 to 2009, Mr. Wallach was a Managing Director, Airline/Aircraft Securities Sales at Guggenheim Capital Markets, LLC, a securities broker/dealer.  From 2001 to 2005, he served as Managing Director, Fixed Income Institutional Sales, at Piper Jaffray LLC, and from 1998 to 2001 he served as Vice President, Finance of C-S Aviation Inc., an aviation consulting firm.  Mr. Wallach has specialized in aircraft and airline financing for over thirty years, having held senior level positions with The CIT Group, Bankers Trust Company, Kendall Capital Partners, Drexel Burnham Lambert, and American Express Aircraft Leasing.  Mr. Wallach received a Bachelor's Degree in Political Science from State University of New York at Stony Brook and a Master's Degree in Business Administration from the University of Michigan.

The Board of Directors concluded that Mr. Wallach should serve as a director of the Company because of his knowledge of the Company's business and history and his expertise in aircraft finance.

The following directors have terms expiring at the Company's 2020 Annual Meeting of Stockholders:

Mr. Roy E. Hahn, age 65.  Mr. Hahn is Chair of the Audit Committee of the Board of Directors, and a member of the Compensation Committee and has served on the Board since 2007.  Mr. Hahn is currently Managing Director of Marbridge Group, LLC, an alternative investment management firm he founded in 2004.  Prior to his founding of Marbridge Group, LLC, he was Managing Director of Chenery Associates, an investment management firm.  Mr. Hahn was a Director at Coopers & Lybrand from 1987 to 1988, and a tax partner with that firm from 1989 to 2003.  Prior to Coopers & Lybrand, he was a partner at Arthur Young & Co.  His educational background includes a Bachelor's Degree in Accounting from San Francisco State University.  Mr. Hahn is a certified public accountant and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

The Board of Directors concluded that Mr. Hahn should serve as a director of the Company because of his knowledge of the Company's business and history, his status as an "audit committee financial expert," and his overall expertise in accounting and finance principles and international finance transactions.

Ms. Toni M. Perazzo, age 71.  Ms. Perazzo is a member of the Executive Committee of the Board of Directors and has served on the Board since the Company's inception in 1997.  She is the Company's Chief Financial Officer, Treasurer, Senior Vice President-Finance, and Secretary of the Company.  She is also President and Chief Financial Officer of JMC (the management company for the Company), where she has been an officer in various capacities since 1997. Her prior positions include Assistant Vice President for a savings and loan, controller of an oil and gas syndicator and a senior auditor with Arthur Young & Co., Certified Public Accountants.  She received her Bachelor's Degree from the University of California at Berkeley, and her Master's Degree in Business Administration from the University of Southern California.  Ms. Perazzo is a certified public accountant and member of the California Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

The Board of Directors concluded that Ms. Perazzo should serve as a director of the Company because of her knowledge of the Company's business and history, capitalization structure and finances, and her accounting and audit experience, as well as her many years of experience with JMC.

Board Meetings and Committees

The Board of Directors of the Company held eight full board meetings during the fiscal year ended December 31, 2017.  During the last year, no incumbent director attended fewer than 75% of the meetings of the Board of Directors and its committees on which he or she served that were held during the period in which he or she was a director.

The Company has an Audit Committee, a Compensation Committee and an Executive Committee of the Board of Directors.  The Audit Committee operates under a charter approved by the Board of Directors and is available on the Company's website at http://www.aerocentury.com/audit.php.  The Audit Committee meets with the Company's financial management and its independent registered public accounting firm to review internal financial information, audit plans and results, and financial reporting procedures.  This committee currently consists of Roy E. Hahn, Chair, Karen M. Rogge, Evan M. Wallach and David P. Wilson.  The Board has determined that Messrs. Hahn, Wallach, and Wilson and Ms. Rogge are independent within the meaning of "independence" as set forth in the NYSE American Company Guide.

The Board of Directors has determined that at least one member of the Audit Committee, Mr. Hahn, is an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended.  Mr. Hahn is also an "independent director" within the meaning of Section 803A of the NYSE American Company Guide. Mr. Hahn is a founder of Marbridge Group, LLC, an alternative investment management firm, and prior to that was a tax partner in the accounting firms of Coopers & Lybrand and Arthur Young & Co.  In the course of his career, Mr. Hahn acquired (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, (iv) an understanding of internal control over financial reporting, and (v) an understanding of audit committee functions.

The Audit Committee held eight meetings during the fiscal year ended December 31, 2017.

Since the Company receives management services from JMC, the Company has no employees and does not pay any compensation to its officers.  However, in October 2017, the Company chartered a compensation committee (the "Compensation Committee") for the Board in anticipation of a possible acquisition of JetFleet Holding Corp. by the Company, which acquisition will result in the Company compensating employees and officers directly. The Compensation Committee was chartered to: (a) assist the Board in discharging its responsibilities relating to compensation of the Company's directors and officers; and (b) produce an annual report on officer compensation for inclusion in the Company's proxy statement, if and when required and in accordance with applicable rules and regulations.  The Compensation Committee currently consists of Roy E. Hahn, Karen M. Rogge, Evan M. Wallach and David P. Wilson (Chair).  The Board has determined that Messrs. Hahn, Wallach, and Wilson, and Ms. Rogge are independent within the meaning of "independence" as set forth in the NYSE American Company Guide. In preparation for the Committee's potential obligations subsequent to the Company's proposed acquisition of JetFleet Holding Corp., the Compensation Committee engaged McLagan, an Aon Company, to perform a benchmarking study of executive officer and director compensation of the Company's peers.  No compensation was paid to McLagan in the fiscal year ended December 31, 2017.

The Compensation Committee held two meetings during the fiscal year ended December 31, 2017.  The Compensation Committee's charter is available on the Company's website at http://www.aerocentury.com/compensation_committee.php.

The Executive Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercises all other powers of the Board of Directors except for those which require action by all of the directors or the independent directors under the Certificate of Incorporation or the Bylaws of the Company, or under applicable law.  The Executive Committee currently consists of only two directors, Toni M. Perazzo and Evan M. Wallach, and did not hold any meetings during the fiscal year ended December 31, 2017.

The Company does not have a formal Nominating Committee.  The independent directors separately consider and make recommendations to the full Board of Directors regarding any candidate being considered to serve on the Board of Directors.  The full Board of Directors reviews potential candidates for the Board of Directors.  While the Board of Directors does not have a specific policy for considering nominees recommended by stockholders, this does not mean that a recommendation would not be considered if received from a stockholder.  The Board has not yet considered a procedure for considering nominees recommended by stockholders in addition to the procedures already set forth in the Bylaws of the Company.  It believes that the current informal consideration process has been adequate in light of the historical absence of stockholder proposals.  In any event, there would be no difference between the manner in which the Board of Directors would evaluate a nominee for director whether recommended by a stockholder or recommended by a member of the Board of Directors or one of the Company's executive officers.  Additionally, other than attempting to constitute the Board of Directors with directors who have skills and experience that are relevant and helpful to the Company's industry and operations and who have the desire and capacity to actively serve, the Board of Directors does not have a policy of considering diversity in identifying director nominees.
In reviewing a potential candidate for the Board, the Board of Directors considers the individual's experience in the Company's industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, and the candidate's interest in the business of the Company, as well as numerous other subjective criteria.  Of greatest importance is the individual's integrity, willingness to actively participate and ability to bring to the Company his or her experience and knowledge in areas that are most beneficial to the Company.  The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

Board Leadership Structure

The Board believes its current leadership structure best serves the objectives of the Board's oversight of management, the Board's ability to carry out its roles and responsibilities on behalf of the stockholders, and the Company's overall governance.  The Board believes that Evan M. Wallach is best situated to serve as Chair of the Board because he is familiar with the Company's business and industry, and most capable of effectively identifying strategic priorities for the Company, leading the Board in discussions regarding the Company's business and industry, and focusing the Board on execution of strategy.  As an independent director, Mr. Wallach brings a different perspective on the strategy development for the Company from the Company's management and can draw upon not only his deep knowledge of the Company but also experience, oversight and expertise from outside the Company and its industry.  The Board believes that having a non-executive Chair provides a check and balance on the power of management and therefore enhances the Board's oversight of Company strategy and policy making.

Board of Directors' Role in Risk Oversight

The Company is exposed to a number of operational and financial risks.  The Board plays an active role in overseeing management of such risks.  The Company's President (who is not a member of the Board, but a nominee for Board election at the upcoming annual meeting) is directly responsible for a number of operational risks, such as the risks inherent in acquiring and owning used aircraft or engines, the risks associated with leasing such aircraft or engines to air carriers, and the risks inherent in disposing of such aircraft or engines.  The Board regularly receives reports from the President on these risks and works closely with the Company's management on strategies to manage these risks and to develop contingency plans.  The Company's Chief Financial Officer (who is a member of the Board of Directors) is directly responsible for a number of financial risks, such as the risks associated with the Company's credit and liquidity.  The Board regularly receives reports from the Chief Financial Officer on these risks and works closely with the Company's management on strategies to manage these risks and to develop contingency plans.  The Board also meets and confers regularly with the Company's management to identify other risks faced by the Company, and the President, Senior Vice President – Finance and General Counsel of the Company attend all board meetings as non-voting guests of the Board.  The Company believes that this and other interaction with senior management of the Company provides the Board with visibility into and access to the details underlying the risks the Company faces, and thereby enhances the quality of the Board's risk oversight.  Also, the Audit Committee oversees management of certain specific financial risks, such as variable interest rate risk.

Communication between Stockholders and Directors

The Company's Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors and does not believe such procedures are necessary at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board.

Director Attendance at Annual Meeting

It is the policy of the Company and Board of Directors that directors attend the Annual Meeting and be available for questions from the stockholders.  All the then-seated directors, including the directors nominated for election, attended the 2017 Annual Meeting.  It is anticipated that the directors nominated for election at the 2018 Annual Meeting will also attend that meeting.

Board Independence

If the nominees to the Board of Directors are elected, a majority of the Board of Directors of the Company, consisting of Messrs. Hahn, Wallach, and Wilson will be "independent directors," as defined in accordance with Section 803A of the NYSE American Company Guide.

Involvement in Legal Proceedings

No director or associate of a director is involved in a material proceeding as a party adverse to the Company or with a material interest adverse to the Company.

Family Relationships

There are no family relationships among the Company's directors or executive officers.

Director Compensation

Non-employee board members receive an annual fee of $25,000, paid in quarterly installments and are also reimbursed for all reasonable out-of-pocket costs incurred in connection with their attendance at such meetings of the Board of Directors.  Non-employee members also receive $1,000 annually for each committee membership, and the Audit Committee Chair receives an additional $3,000, and the Chair of the Board receives an additional $14,000.  An officer of the Company who serves as a Board member does not receive any compensation for Board or committee membership.  No member of the Company's Board of Directors receives equity compensation in relation to his or her service as a member of the Company's Board of Directors.

The table below provides the compensation of the Company's current directors for the fiscal year ended December 31, 2017:

FISCAL YEAR 2017 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Total ($)
Roy E. Hahn (1)	29,000	29,000
Karen M. Rogge (2)	15,167	15,167
Evan M. Wallach (1)	40,000	40,000
David P. Wilson (1)	26,000	26,000

(1)
Each of Messrs. Hahn, Wallach, and Wilson earned $25,000 as a non-employee member of the Board Messrs. Hahn, Wallach, and Wilson each earned an additional $1,000 for their respective memberships on the Audit Committee during the year, and Mr. Hahn earned an additional $3,000 for his chairmanship of the Audit Committee. Mr. Wallach earned an additional $14,000 as compensation for acting as Chair of the Board.  Toni M. Perazzo was an officer of the Company and JMC during 2017 and therefore did not receive compensation for her service as a member of the Company's Board of Directors or committee thereof, in accordance with the Company's director compensation policy.

(2)
Ms. Rogge joined the Board in the second quarter of 2017, and her compensation reflects the pro-rata compensation for the partial year, consisting of $14,584 as a non-employee member of the Board and an additional $583 for her respective membership on the Audit Committee.

Officers and Key Employees

For the biography of Michael G. Magnusson, "Proposal 1 – ELECTIONS OF DIRECTORS – Nominees for Director."  For the biography of Toni M. Perazzo, see the section entitled INFORMATION REGARDING THE COMPANY'S DIRECTORS AND OFFICERS -- Current Board of Directors.

 Listed below are the other officers of the Company who are also key officers and employees of JMC, and are responsible for the management of various aspects of the Company's business:

Mr. Brian J. Ginna, Vice President, Corporate Development, age 49. Mr. Ginna is responsible for all corporate communications, investor relations and public relations of the Company and JMC.  Since 1991, Mr. Ginna has been employed with JMC and JMC-affiliated companies in positions of increasing responsibility.  Mr. Ginna received a Bachelor's Degree in Finance from Babson College.

Mr. Harold M. Lyons, Vice President, Finance, age 59.  Mr. Lyons has been responsible for overseeing tax accounting and tax analysis as well as Sarbanes-Oxley internal controls compliance review for the Company since 2003.  Mr. Lyons has been employed by JMC and JMC affiliated companies since 1992.  Mr. Lyons was previously a Manager in the Tax Department of Coopers & Lybrand, Certified Public Accountants and, before that, Mr. Lyons was a Manager in the Tax Department of Arthur Young & Co., Certified Public Accountants.  He received a Bachelor's Degree in Business Administration (specializing in Accounting and Applied Economics) and a Master's Degree in Business Administration (specializing in finance and management science) from the University of California, Berkeley.  Mr. Lyons is a certified public accountant and is a member of the American Institute of Certified Public Accountants (and a member of the Tax Section) and of the California Society of Public Accountants.

Mr. Frank Pegueros, Senior Vice President, Operations, age 58. Mr. Pegueros is responsible for negotiation of aircraft acquisitions and aircraft remarketing and sales, as well as drafting of contractual documents.  Mr. Pegueros joined JMC and the Company in 2007 and was previously in a variety of positions with United Airlines over a twenty‑year period.  Initially as power plant engineer and finally as a senior aircraft sales executive, he was a member of the United's aircraft team responsible for aircraft acquisitions and sales as well as lender negotiations.  He is a graduate of Cal Poly State University with BS in Aeronautical Engineering.

Mr. Glenn Roberts, Vice President, Controller, age 53.  Mr. Roberts is responsible for financial accounting and analysis as its controller since 1997.  He has been employed by the Company and JMC and related companies since 1989 in various capacities of increasing responsibility.

Mr. Christopher B. Tigno, General Counsel, age 56.  Mr. Tigno is responsible for all legal matters of the Company and JMC and all of its related companies, including supervision of outside counsel, documentation of aircraft asset acquisition transactions and corporate and securities matters. Prior to joining the Company, he was Senior Counsel with the law firm of Wilson, Ryan & Campilongo from 1992 to 1996, and before that was associated with the law firm of Fenwick & West from 1988 to 1992 and the law firm of Morrison & Foerster from 1986 to 1988.  Mr. Tigno received his Juris Doctor Degree from the University of California at Berkeley School of Law, and was admitted to the California Bar in 1986.  He also holds a Bachelor's Degree in Chemical Engineering from Stanford University.

Executive Compensation

Because the Company receives management services from JMC, the Company has no employees and does not pay any compensation to its executive officers.  Instead, the executive officers of the Company are compensated in their capacities as employees of JMC.  JMC is an at-will employer, and none of its employees, other than Managing Director, Michael G. Magnusson, has an employment agreement with JMC.  The compensation paid by JMC to the Company's executive officers consists solely of base salary plus bonus payments.  Ms. Toni M. Perazzo, in her capacity as President of JMC, has sole discretion in determining annual salary and bonus payments for the JMC officers and employees (other than Mr. Magnusson who has an employment contract with JMC containing contractual provisions relating to minimum salary and bonus calculation), including Ms. Perazzo's own salary and bonus.

The following table sets forth certain information for the fiscal years ending December 31, 2016 and December 31, 2017, concerning compensation paid by JMC to the Company's executive officers who were serving as such at December 31, 2017:

SUMMARY COMPENSATION TABLE

Name and Position	Year		Salary ($)	Bonus ($)(3)	All Other Compensation ($)	Total ($)
Michael G. Magnusson, President of the Company; Managing Director of JMC	2017 2016	(1)	350,000 116,666	25,000 N/A	N/A	375,000 116,666
Toni M. Perazzo, CFO, Treasurer, Senior VP - Finance & Secretary of the Company; President & CFO of JMC;(2)	2017 2016		270,000 300,000	150,000 140,000	0 0	420,000 440,000

(1)	Michael G. Magnusson was hired effective September 1, 2016. Amount reflects a partial year of salary at the rate of $350,000.
(2)	Toni M. Perazzo also served as Interim President of the Company for eight months of 2016.
(3)	Bonus payments were earned for prior calendar year performance.

JMC is a wholly-owned subsidiary of Jet Fleet Holding Corp. ("JHC").  Ms. Perazzo owns or controls approximately 56% of the outstanding shares of stock of JHC, and thus has an indirect ownership interest in JMC of approximately 56%. JHC did not pay any dividends to its stockholders during either 2016 or 2017.  The Company paid management fees, acquisition fees and remarketing expense reimbursements to JMC of $6,613,200 and $7,010,800 during 2016 and 2017, respectively.  Because of her indirect ownership interest in JMC, Ms. Perazzo had an indirect interest in approximately 56% of these management fees, acquisition fees, and remarketing expense reimbursements, or $3,703,392 and $3,926,048 in 2016 and 2017, respectively. Although Ms. Perazzo did not receive any compensation or dividends from JHC in 2016 or 2017, to the extent that the management fees, acquisition fees, and remarketing expense reimbursements paid by the Company to JMC are in excess of JMC's expenses in managing the Company's portfolio enhance the value of JMC's equity, and in turn the value of JHC's equity, the payment by the Company of management fees to JMC indirectly enhances the value of Ms. Perazzo's ownership interest in JHC.

JMC Management Fee and Risk Management

Because the Company has no employees, it has no compensation policies or practices that are reasonably likely to have a material adverse effect on the Company.  However, the structure of the Company's management fee arrangement with JMC may affect the Company's risk exposure.  All decisions regarding acquisitions and disposal of assets from the Company's portfolio are made by JMC.  All management fees, acquisition fees and remarketing expense reimbursements paid by the Company to JMC are paid pursuant to the Management Agreement, which was most recently amended and restated on August 17, 2015.

Under the current Management Agreement, the Company pays JMC a monthly management fee in arrears.  The monthly management fee is equal to (i) 0.25% of the first $400 million of the net asset value of the Company's aircraft assets as of the end of the month, plus, (ii) if applicable, 0.20833% of the next $100 million of net asset value as of the end of the month, plus, (iii) if applicable, 0.16667% of any net asset value in excess of $500 million as of the end of the month.  Upon purchase of an asset or multiple assets in a single transaction, JMC receives an acquisition fee of 3% of the total purchase price paid by the Company, and on a sale of an asset owned by the Company, JMC receives a resale fee of 3% of total purchase price received by the Company.  The Management Agreement provides that JMC is responsible for the following expenses, without reimbursement from the Company:  all salaries, bonus, cost of employee benefits, and hiring, employment law compliance and attorney expenses for all JMC employees providing services to the Company; all costs of airfare, lodging and reimbursement of JMC employees travelling on Company business; cost of all office space and office equipment utilized in the Company's business; all costs of electronic infrastructure, computer equipment, cell phone services, IT and other office and administrative expenses used or incurred by JMC employees for the Company's business; and all remarketing expenses and fees for third parties engaged by JMC for remarketing, resale or re-lease, except as otherwise approved by the Company for direct compensation by the Company.  The Company is, however, responsible to pay directly, or reimburse JMC for, the following expenses: outside corporate and securities compliance counsel fees and expense, local and Federal Aviation Administration and International Registry counsel attorney's fees and expenses incurred in connection with Company aircraft transactions; independent auditor fees and expenses; third party expenses in connection with periodic securities filings and other SEC compliance requirements; director compensation, director and officer liability insurance, hull and liability insurance for the Company's off-lease portfolio, credit facility interest, fees and expenses; lessor payments required under the Company's leases with lessees; income, sales, VAT and all taxes assessed against the Company; and all remarketing expenses and fees for third parties engaged directly by the Company.

Under this management fee structure, a larger volume of acquisitions generates acquisition fees and also increases the periodic management fee by increasing the size of the asset portfolio.  This management fee structure may create a situation where a decision by JMC for the Company to forego an asset acquisition transaction deemed to be an unacceptable business risk due to the lessee or the asset type is in conflict with JMC's own pecuniary interest, and conversely a situation where a decision by JMC for the Company to pursue an asset acquisition transaction that presents significant business risk due to the lessee or the asset type furthers JMC's own pecuniary interest.  As a result, the management fee structure could act to incent greater risk-taking by JMC in asset acquisition decision-making.

The Company has established objective target guidelines for yields on acquired assets.  Further, the Board must approve any acquisition that involves a new asset type, and such approval must include the affirmative vote of a majority of the outside directors.  Two further mitigating factors are that JMC is the largest single shareholder of the Company's stock, and that the Company is JMC's sole customer for management service.  Therefore, there is a significant concert of interests of both JMC and the Company in decision-making that would promote the optimum financial performance of the Company.  While the Company currently believes the foregoing are effective mitigating factors against undue compensation-incented risk-taking by JMC, there is no assurance that such mechanisms can entirely and effectively eliminate such risk.

The current Management Agreement has a term that expires on August 17, 2025.  The Management Agreement contains a provision that entitles the Company to unilaterally terminate the Management Agreement prior to its scheduled expiration.  If the Company exercises its right to unilaterally terminate the Management Agreement before its scheduled expiration or JMC terminates the Management Agreement due to a breach of the Management Agreement by the Company, the Company will be required to pay JMC an amount equal to the greater of:  (a) $15,000,000; or (b) the product of: (i) the average of the management fees payable by the Company to JMC during the last twelve calendar months prior to such termination; multiplied by (ii) a number equal to the number of calendar months remaining in the term of the Management Agreement, subject, however, to a minimum of 24 months and a maximum of 36 months.

Because a principal purpose of the Management Agreement is for JMC to manage the Company's aircraft asset portfolio, the Management Agreement is deemed to have been breached and terminated by the Company, resulting in the obligation to pay an amount equal to the early termination fee described above, if the Company sells or disposes of 25% or more of its assets (based upon fair market value) in a transaction not recommended by JMC.  The Management Agreement is not affected by a change in control of the Company, such as a merger, acquisition or consolidation of the Company with or by another entity that acquires a majority ownership interest in the Company, and such an event would not cause a termination fee to be payable under the Management Agreement.

The Company recognizes that Ms. Perazzo's indirect interests in any early termination fee payable by the Company to JMC would present a potential conflict of interest in the context of an early termination of the Management Agreement proposed by the Company.  As a result, (i) the independent directors (i.e., the members of the Board of Directors of the Company other than Ms. Perazzo) meet regularly outside of the presence of Ms. Perazzo and other members of the Company's management to provide regular opportunities to discuss these potential conflicts of interest, and (ii) on matters involving the Company's dealings with JMC, such dealings must be approved both by a majority vote of the entire board and by a majority vote of the independent directors.

Compensation Committee Interlocks and Insider Participation

Toni M. Perazzo is an executive officer and director of both the Company and JMC.  As described above under "Employee Compensation," the Company receives management services from JMC and has no employees and does not pay any compensation to its executive officers.  The Company recently chartered a compensation committee in preparation for the proposed acquisition of the parent of JMC, subsequent to which the Company would have compensated employees.  None of the Company's executive officers serves on a compensation committee (or any other committee of the board of directors performing similar functions), and there were no interlocks or insider participation between any member of the Board of Directors and any member of the board of directors or any compensation committee of another entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2018, by: (i) each person or entity that is known to the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock; (ii) each director; (ii) each named executive officer; and (iii) all directors and executive officers as a group.

Name, Position & Address	No. of Shares (1)	Percentage of Common Stock (2)
Michael G. Magnusson, President (3)	0	*
Toni M. Perazzo Director, Sr. Vice President-Finance, Secretary and Principal Stockholder (3)(4)	366,554	25.9%
Evan M. Wallach Director (3)	770	*
Roy E. Hahn Director (3)	0	*
David P. Wilson Director (3)	215	*
All directors and executive officers as a group (5 persons)	367,539	25.9%
JetFleet Holding Corp. Principal Stockholder (5)	214,876	15.2%
Dimensional Fund Advisors LP (6)	77,485	5.5%
----------------------------------
*  Less than 1%

Footnotes to Security Ownership:

(1) Except as indicated in the footnotes to this table, the stockholders named in the table are known to the Company to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.  Beneficial ownership of shares is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after, March 1, 2018.

(2) For purposes of calculating percentages, 1,416,699 shares, consisting of all of the outstanding shares of Common Stock (excluding Company treasury stock) outstanding as of March 1, 2018 was used.

(3) The mailing address is c/o AeroCentury Corp., 1440 Chapin Avenue Suite 310, Burlingame, California 94010.

(4) Includes (i) 214,876 shares owned by JetFleet Management Corp., a wholly owned subsidiary of JetFleet Holding Corp., of which Ms. Perazzo is an officer, director and/or principal shareholder; (ii) 60,869 shares held by Star Gate Trust, an irrevocable trust, of which Ms. Perazzo is a beneficial owner;(iii) 60,869 shares indirectly held by the ARC Trust, an irrevocable trust, of which a dependent child of Ms. Perazzo is the beneficiary; and (iv) 6,500 shares held in a joint tenancy account with such child.

(5) Consists of 214,876 shares owned by a wholly owned subsidiary, JetFleet Management Corp.   The mailing address is JetFleet Holding Corp., 1440 Chapin Avenue, Suite 310, Burlingame, CA 94010.

(6) Based solely on a Schedule 13G filed with the SEC on February 9, 2018 ("Dimensional Schedule 13G"), Dimensional Fund Advisors LP has sole voting power and sole dispositive power with respect to 77,485 shares as of December 31, 2017. According to the Dimensional Schedule 13G, Dimensional Fund Advisors LP, as an investment adviser, furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively referred to as the "Dimensional Funds").  In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Fund.  In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") may be deemed to be the beneficial owner of the shares of owned by the Dimensional Funds, but Dimensional and its subsidiaries disclaim beneficial ownership of such shares.  The mailing address is Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

RELATED PARTY TRANSACTIONS

Management Agreement. JMC acts as the management company for the Company under the Second Amended and Restated Management Agreement, dated August 17, 2015, between JMC and the Company (the "Management Agreement").  All management fees, acquisition fees and remarketing expense reimbursements paid by the Company to JMC are paid pursuant to the Management Agreement. The officers of the Company are also officers of JMC and the sole member of JMC's Board of Directors is on the Board of Directors of the Company.  JMC is a wholly-owned subsidiary of JHC.  Ms. Perazzo owns or controls approximately 56% of the outstanding shares of stock of JHC, and thus has an indirect ownership interest in JMC of approximately 56%.  As a result of her indirect ownership interest in JMC, Ms. Perazzo has an indirect interest in the management fees, acquisition fees and remarketing expense reimbursements paid by the Company to JMC.  Although Ms. Perazzo did not receive any compensation or dividends from JHC in 2016 or 2017, to the extent that the management fees, acquisition fees and remarketing expense reimbursements paid by the Company to JMC, net of expenses incurred by JMC in management of the Company's portfolio, enhance the value of JMC's equity, and in turn the value of JHC's equity, the payment by the Company of management fees to JMC indirectly enhances the value of Ms. Perazzo's ownership interest in JHC.

Office Space.  The Company maintains its principal office at the offices of JMC at 1440 Chapin Avenue, Suite 310, Burlingame, California 94010, without reimbursement to JMC.

16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 31, 2017 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners.

CODE OF BUSINESS CONDUCT AND ETHICS

It is the policy of the Company to conduct its affairs in accordance with all applicable laws, rules and regulations of the jurisdictions in which it does business.  As part of this policy, the Company maintains a Code of Conduct and Business Ethics, which is available on the Company's website at http://www.aerocentury.com/code-of-conduct.php.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Requirements for Stockholder Proposals to be Brought Before 2019 Annual Meeting of Stockholders ("2019 Annual Meeting"). For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.  To be timely for the 2019 Annual Meeting, notice of stockholder proposals must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company between November 22, 2018 and December 22, 2018.  A stockholder's notice to the Secretary must set forth, as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the number of shares of the Company's Common Stock which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (vi) certain other detailed information as set forth in Section 7.11 of the Bylaws of the Company, which information is designed to uncover undisclosed relationships, interests or potential biases that could affect how the Company and/or its stockholders may understand or react to a proposal.

Requirements for Director Nominations for the 2019 Annual Meeting

For nominations by a stockholder for election to the Board of Directors to be properly brought before an annual meeting of stockholders, the stockholder must have given timely notice thereof to the Company not later than the close of business on November 22, 2018. Article II, Section 4 of the Amended and Restated Bylaws sets forth certain comprehensive information required to be included in that notice.  These provisions are designed to uncover undisclosed relationships, interests or potential biases that could affect how the Company and/or its stockholders may understand or react to a nomination.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials.  In order to be considered for inclusion in the Company's proxy materials for the 2019 meeting, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company's 2019 Annual Meeting must be received by the Company not later than November 22, 2018.

ANNUAL REPORT ON FORM 10-K

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, is available without charge to each person solicited by this Proxy Statement upon the written request of such person to Investor Relations, AeroCentury Corp., 1440 Chapin Avenue, Suite 310, Burlingame, California 94010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 3, 2018

The Notice of Annual Meeting, Proxy Statement, and the Company's Annual Report on Form 10-K for the year ended December 31, 2017 are available online at:

http://www.aerocentury.com/corporate_highlights.php

OTHER MATTERS

Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein, nor has it received any notice of any matter by the deadline prescribed by SEC Rule 14a-4(c).  Without limiting the Company's ability to apply the advance notice provisions in its Amended and Restated Bylaws with respect to the procedures that must be followed for a matter to be properly presented at an annual meeting, if other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold.  YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE.  Stockholders of record who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

/s/ Michael G. Magnusson

Michael G. Magnusson, President
March 22, 2018
Burlingame, California